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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE CORPORATION


SUBSIDIARIES OF THE WACKENHUT CORPORATION
- -----------------------------------------
     Wackenhut Services, Incorporated (Florida)
     Wackenhut International, Incorporated (Florida)
     Wackenhut Corrections Corporation (Florida)
     Wackenhut Airline Services, Inc. (Florida)
     Wackenhut Educational Services, Inc. (Florida)
     Wackenhut Sports Security, Inc. (Florida)
     American Guard and Alert, Inc. (Alaska)
     Titania Insurance Company of America (Vermont)
     Titania Advertising, Inc. (Florida)
     Wackenhut of Nevada, Inc. (Nevada)


     SUBSIDIARIES OF WACKENHUT INTERNATIONAL, INCORPORATED
     -----------------------------------------------------
     Wackenhut Puerto Rico, Inc. (Puerto Rico)
     Wackenhut of Canada Limited   (Canada)
     Wackenhut Czech, SPOL, S.R.O.  (Czech Republic)
     Wackenhut Dominicana, S.A. (Dominican Republic)
     Wackenhut Del Ecuador, S.A.  (Ecuador)
     Wackenhut De El Salvador, S.A. (El Salvador)
     Wackenhut U K Limited (United Kingdom)
     Wackenhut De Honduras, S.A. (Honduras)
     Wackenhut S.A. (Costa Rica)
     Wackenhut Paraguay, S. A. (Paraguay)
     Wackenhut Belize Ltd. (Belize)
     Wackenhut Bolivia, S. A. (Bolivia)
     Wackenhut Ghana Limited (Ghana)
     Wackenhut De Nicaragua, S. A. (Nicaragua)
     Wackenhut Chile, S.A. (Chile)
     Wackenhut Uruguay (Uruguay)
     Wackenhut De Guatemala, S.A. (Guatemala)
     Wackenhut Central Europe GMBH (Germany)
     Wackenhut A/O (Russia)
     Wackenhut Sierra Leone  (Sierra Leone)
     Wackenhut De Venezuela, S.A.   (Venezuela)
     Wackenhut Korea Corporation   (Korea)
     Wackenhut Gambia, LTD.  (Gambia)
     Wackenhut Seges (Ivory Coast)
     Wackenhut International (PVT) (Pakistan)
     Peruana De Seguridad Y Vigilancia, S.A. (PESEVISA)  (Peru)
     Seguridad Movil del Ecuador, S.A. (Ecuador)
     WII / Sound and Security Engineering  Co. (Jordan)


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     SUBSIDIARIES OF WACKENHUT U K LIMITED
     -------------------------------------
     Wackenhut Investigations Limited (United Kingdom)
     Wackenhut Appointments Limited (United Kingdom)
     Advanced Security Technology, Ltd. (United Kingdom)


     SUBSIDIARY OF AMERICAN GUARD AND ALERT
     --------------------------------------
     Ahtna AGA Security, Inc. (Alaska)


     SUBSIDIARY OF WACKENHUT CORRECTIONS CORPORATION
     -----------------------------------------------
     Wackenhut Corrections Corporation Australia  (Australia)
     Wackenhut Corrections (U.K.), Limited (United Kingdom)


     SUBSIDIARY OF WACKENHUT CORRECTIONS CORPORATION AUSTRALIA
     ---------------------------------------------------------
     Australasian Correctional Management PTY, Limited
(Australia)